As filed with the Securities and Exchange Commission on December 9, 1996

                                                 Registration No. 333-06231

*-------------------------------------------------------------------------*

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1
                                    TO
                                 FORM S-4
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                             ---------------

                      FIDELITY FINANCIAL OF OHIO, INC.
(Exact name of Registrant as specified in its articles of incorporation)

                             ---------------

        Ohio                       6711                        31-1455721
  (State or other            (Primary Standard            (I.R.S. Employer
   jurisdiction of           Industrial Classification     Identification No.)
   incorporation or          Code Number)
   organization)
                             ---------------

                           4555 Montgomery Road
                          Cincinnati, Ohio  45212
                              (513) 351-6666
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                             ---------------

                             John R. Reusing
                   President and Chief Executive Officer
                      Fidelity Financial of Ohio, Inc.
                           4555 Montgomery Road
                          Cincinnati, Ohio  45212
                             (513) 351-6666
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                 Copy to:

                           Jeffrey D. Haas, Esq.
                           Philip R. Bevan, Esq.
                  Elias, Matz, Tiernan & Herrick L.L.P.
                           734 15th Street, N.W.
                          Washington, D.C.  20005
                              (202) 347-0300

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
                                 PART II



Deregistration of Common Stock
------------------------------

  The Registrant hereby deregisters 460,998 shares of common stock, par value $.10 per share ("Common Stock"), previously registered. The shares of Common Stock deregistered hereby were not issued upon consummation of the merger of Circle Financial Corporation with and into a wholly-owned subsidiary of the Registrant.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on the 5th day of December 1996.


FIDELITY FINANCIAL OF OHIO, INC.



By:  /S/ John R. Reusing
     -------------------
     John R. Reusing
     President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/S/ John R. Reusing                Date:  December 5, 1996
-------------------------
John R. Reusing
President and Chief Executive Officer
(principal executive officer)


/S/ Paul D. Staubach               Date:  December 5, 1996
-------------------------
Paul D. Staubach
Director, Senior Vice President, Chief
  Financial Officer and Secretary
(principal financial and accounting officer)


/S/ Michael W. Jordan             *Date:  December 5, 1996
-------------------------
Michael W. Jordan
Director


/S/ David A. Luecke               *Date:  December 5, 1996
-------------------------
David A. Luecke
Director

/S/ Constantine Papadakis         *Date:  December 5, 1996
-------------------------
Constantine Papadakis
Director


/S/ Robert W. Zumbiel             *Date:  December 5, 1996
-------------------------
Robert W. Zumbiel
Director




--------------------------

* By John R. Reusing signing pursuant to Power-of-Attorney dated June 18, 1996.